UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	August 6, 2013

FRIENDFINDER NETWORKS INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-34622	13-3750988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6800 Broken Sound Parkway, Suite 200 Boca Raton, Florida	33487
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	561-912-7000

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 6, 2013, FriendFinder Networks Inc. (the "Company") received a notification letter from the Hearings Panel of The Nasdaq Stock Market LLC determining to delist the Company's common stock from The Nasdaq Global Market ("Nasdaq"). As a result, trading in the Company’s common stock on Nasdaq will be suspended effective at the opening of trading on Thursday, August 8, 2013. At that time, the Company's common stock will begin trading on the OTCQB Marketplace under the new ticker symbol "FFNT".  The OTCQB Marketplace is a market tier operated by the OTC Markets Group Inc.

As previously disclosed, the Company faced delisting due to its failure to comply with the $1.00 minimum bid price required for continued listing of its common stock under Rule 5450(a)(1) and the minimum market value of its publicly held shares under Rule 5450(b)(2&3)(C).

On August 7, 2013, the Company issued a press release announcing the foregoing.  The full text of the press release is set forth in Exhibit 99.1 attached hereto and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release of FriendFinder Networks Inc., dated August 7, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 7, 2013

FRIENDFINDER NETWORKS INC.

By:	/s/ Ezra Shashoua
Name:	Ezra Shashoua
Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release of FriendFinder Networks Inc., dated August 7, 2013.